Stefanou & Company, LLP
                      McLean, Virginia


                                           February 14, 2001

Securities and Exchange Commission
Washington, DC  20549

Re: Associated Golf Management, Inc.
File No. 0-26997

Dear Sir or Madam:

     We have read Item 4 of the Form 8-K  of Associated Golf
Management, Inc. Inc. dated February 14, 2001 and agree with the statement contained thereon.


                                 /s/ STEFANOU & COMPANY, LLP
                                     STEFANOU & COMPANY, LLP